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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRA HEALTH SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2015

Dear Fellow Stockholders:

        Please join us for the PRA Health Sciences, Inc. Annual Meeting of Stockholders on Wednesday, June 10, 2015, at 9:00 a.m. EDT at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, North Carolina 27609.

        In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet, we sent stockholders of record at the close of business on April 14, 2015 a Notice of Internet Availability of Proxy Materials on or about April 27, 2015. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

        Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our stockholders.

        Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

        Thank you for your continued support of PRA Health Sciences, Inc.

Sincerely,
Colin Shannon President, Chief Executive Officer and Chairman of the Board of Directors

PROXY VOTING METHODS

        If at the close of business on April 14, 2015, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 3 of the Proxy Statement.

        If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 9, 2015 to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET

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  Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

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  You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

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  From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

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  You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

BY MAIL

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  Request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

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  When you receive the proxy card, mark your selections on the proxy card.

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  Date and sign your name exactly as it appears on your proxy card.

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  Mail the proxy card in the enclosed postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

        If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

PRA HEALTH SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. EDT on June 10, 2015
PLACE	Renaissance Raleigh North Hills Hotel 4100 Main at North Hills Street, Raleigh, North Carolina 27609
ITEMS OF BUSINESS	1.	To elect the two Class I director nominees listed herein.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.
	3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 14, 2015.
VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,
Linda Baddour Corporate Secretary

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,
on or about April 27, 2015.

i

PRA HEALTH SCIENCES, INC.
4130 ParkLake Avenue, Suite 400
Raleigh, NC 27612
Telephone: (919) 786-8200

PROXY STATEMENT
Annual Meeting of Stockholders
June 10, 2015
9:00 a.m. EDT

GENERAL INFORMATION

Why am I being provided with these materials?

        We have made these proxy materials available to you on the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of PRA Health Sciences, Inc. (the "Company") of proxies to be voted at our Annual Meeting of Stockholders to be held on June 10, 2015 (the "Annual Meeting"), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person.

What am I voting on?

        There are two proposals scheduled to be voted on at the Annual Meeting:

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  Proposal No. 1: Election of the two Class I director nominees listed in this Proxy Statement.

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  Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

Who is entitled to vote?

        Stockholders as of the close of business on April 14, 2015 (the "Record Date") may vote at the Annual Meeting. As of that date, there were 59,827,895 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

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  Held directly in your name as "stockholder of record" (also referred to as "registered stockholder");

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  Held for you in an account with a broker, bank or other nominee (shares held in "street name")—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

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  Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

        The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by "broker non-votes" also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under "How are votes counted?", if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote").

What is a "broker non-vote"?

        A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. In such circumstances the organization that holds your shares may generally vote on "routine' matters but cannot vote on "non-routine" matters. Proposal No. 1 is considered a non-routine matter and a broker will lack the authority to vote shares at his/her discretion on that proposal. Proposal No. 2 is considered a routine matter and a broker will be permitted to exercise his/her discretion on that proposal.

How many votes are required to approve each proposal?

        With respect to the election of the two Class I director nominees (Proposal No. 1), all elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the two director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

        For any other proposal being considered at the Annual Meeting, approval of the proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

How are votes counted?

        With respect to the election of directors (Proposal No. 1), you may vote "FOR" or "WITHHOLD" with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the outcome of Proposal No. 1.

        You may vote "FOR", "AGAINST" or "ABSTAIN" with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 (Proposal No. 2). For Proposal No. 2, abstentions will have the effect of a vote "against" the proposal.

        If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee listed herein, and "FOR" the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

        Representatives of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

        Our Board recommends that you vote your shares:

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  "FOR" each of the nominees to the Board set forth in this Proxy Statement.

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  "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

How do I vote my shares without attending the Annual Meeting?

        If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

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  By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

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  By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

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  By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

        If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on June 9, 2015 for the voting of shares held by stockholders of record or held in street name.

        Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 9, 2015.

How do I vote my shares in person at the Annual Meeting?

        First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one Notice on or about the same time?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

        Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

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  Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than June 9, 2015;

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  Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on June 9, 2015;

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  Submitting a properly signed proxy card with a later date that is received no later than June 9, 2015; or

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  Attending the Annual Meeting, revoking your proxy and voting in person.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

        You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of PRA Health Sciences, Inc. stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

        Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Amended & Restated Certificate of Incorporation provides for a classified Board of Directors divided into three classes. Max C. Lin and Matthew P. Young constitute a class with a term that expires at the Annual Meeting of Stockholders in 2015 (the "Class I Directors"); Ali J. Satvat and Jeffrey T. Barber constitute a class with a term that expires at the Annual Meeting of Stockholders in 2016 (the "Class II Directors"); and James C. Momtazee and Colin Shannon constitute a class with a term that expires at the Annual Meeting of Stockholders in 2017 (the "Class III Directors").

        The full Board of Directors has considered and nominated the following slate of Class I nominees for a three-year term expiring in 2018: Max C. Lin and Matthew P. Young. Action will be taken at the Annual Meeting for the election of these two Class I nominees.

        Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this Proxy Statement intend to vote the proxies held by them for the election of Max C. Lin and Matthew P. Young. If any of these two nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2015

        The following information describes the offices held, other business directorships and the class and term of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under "Ownership of Securities" below.

Class I—Nominees for Term Expiring in 2018

Name	Age	Principal Occupation and Other Information
Max C. Lin	34	A director of the Company since September 2013. Mr. Lin is a Director on the Health Care industry team within KKR's Private Equity platform. He also has served on the board of directors of Biomet, Inc. since 2011. Prior to joining KKR, Mr. Lin was with Morgan Stanley from 2003 to 2005 where he was involved in a number of mergers, acquisitions and financing transactions. He holds a B.S. and B.A.S. from the University of Pennsylvania and an M.B.A. from Harvard Business School.
Matthew P. Young	46

A director of the Company since February 2015. Mr. Young has served as Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, since March 2014 and was promoted to Executive Vice President in February 2015. Prior to his appointment as CFO he served as Senior Vice President, Corporate Development beginning in April 2013. Prior to joining Jazz Pharmaceuticals, Mr. Young worked in investment banking for approximately 20 years. From February 2009 to April 2013, Mr. Young served as a managing director in global healthcare of Barclays Capital Inc., where his role included acting as the co-head of life sciences at Barclays Capital. From 2007 to 2008, Mr. Young served as a managing director of Citigroup Global Markets Inc., and from 2003 to 2007 he served as a managing director of Lehman Brothers Inc. From 1992 to 2003, Mr. Young served in various capacities at other investment banking firms. Mr. Young received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

        The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under "Ownership of Securities" below.

Class II—Directors Whose Term Expires in 2016

Name	Age	Principal Occupation and Other Information
Jeffrey T. Barber	62	A director of the Company since November 2014. Mr. Barber is a Managing Director with Fennebresque & Co., a Charlotte, North Carolina-based investment banking firm, where he focuses on healthcare and technology. Mr. Barber joined Fennebresque & Co. in 2009 after retiring from PricewaterhouseCoopers where he served as the Managing Partner of the Raleigh office for 14 years. Mr. Barber currently serves on the board of directors and as chair of the audit committees of Ply Gem Holdings, Inc. since January 2010 and SciQuest, Inc. since March 2010. He previously served on the board of directors and as chair of the audit committee of LipoScience, Inc. from June 2013 through November 2014. He also currently serves on the Board of Trustees of Blue Cross and Blue Shield of North Carolina since January 2009. Mr. Barber holds a B.S. in Accounting from the University of Kentucky.
Ali J. Satvat	37

A director of the Company since September 2013. Mr. Satvat is a Director on the Health Care industry team within KKR's Private Equity platform. He also has served on the boards of directors of Coherus BioSciences, Inc. since 2014, the Healthcare Private Equity Association since 2014 and Arbor Pharmaceuticals, Inc. since 2015. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he invested in health care from 2006 to 2012, served as a director of TZ Holdings (The TriZetto Group, Inc.) from 2008 to 2012 and Chiron Holdings (Kinetic Concepts, Inc. and LifeCell Corporation) from 2011 to 2012 and was actively involved with many of the firm's successful growth investments. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group and The Blackstone Group. He holds an A.B. from Harvard College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Class III—Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Other Information
Colin Shannon	55	On January 1, 2010, Mr. Shannon was named PRA's President and Chief Executive Officer and as a director of the Company. He is currently the Chairman of our Board. Colin Shannon joined PRA in 2007, serving first as President and Chief Operating Officer. Prior to joining PRA, Mr. Shannon was Executive Vice President, Global Clinical Operations at Pharmaceutical Product Development, Inc. (now known as Pharmaceutical Product Development LLC) or PPD. During his 12 year tenure with PPD, he held various leadership roles, including Chief Operating Officer for its European division and Chief Financial and Administration Officer for Europe and the Pacific Rim. Prior to joining PPD, Mr. Shannon had more than 15 years of experience in a variety of financial and accounting positions in the utility and multimedia industries. Mr. Shannon earned his M.B.A. from London's City University and is a fellow member of the Chartered Association of Certified Accountants.
James C. Momtazee	43

A director of the Company since September 2013. Mr. Momtazee is a Member of KKR and Head of the Americas Health Care industry team within KKR's Private Equity platform. He also has served on the board of directors of Lake Region Medical since 2005. He previously served on the boards of directors of Jazz Pharmaceuticals plc from 2004 to 2014 and HCA Holdings Inc. from 2006 to 2014. Prior to joining KKR, Mr. Momtazee was with Donaldson, Lufkin & Jenrette. He holds an A.B. from Stanford University and an M.B.A. from Stanford University Graduate School of Business.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

        Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and two standing committees: the Audit Committee and the Compensation Committee. Prior to our initial public offering on November 18, 2014, affiliates of Kohlberg Kravis Roberts & Co. L.P. ("KKR") owned approximately 100% of our Company. Because KKR owns more than 50% of our Company, we are a "controlled company" within the meaning of the NASDAQ Global Select Market ("NASDAQ") corporate governance standards, and therefore we have chosen not to comply with certain corporate governance standards, including the requirement that a majority of the Board of Directors consist of independent directors, that we have a compensation committee that is composed entirely of independent directors and that director nominations be made or recommended to the full Board by our independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities.

        Following our initial public offering that was completed on November 18, 2014 (the "IPO") we utilized the above-referenced exemptions. After we cease to be a "controlled company," we will be required to comply with the above-referenced requirements within one year.

        The stockholders agreement described below under "Transactions with Related Persons" provides that KKR will have the right to nominate to our Board a number of designees approximately equal to the percentage of voting power of all shares of the Company's capital stock entitled to vote generally in the election of directors as collectively beneficially owned by KKR. Currently, KKR has appointed three directors (Messrs. Lin, Momtazee and Satvat) to our Board. The agreement among the stockholders regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any NASDAQ requirements. See "Transactions with Related Persons—Arrangements with KKR—Stockholders Agreement."

Director Independence and Independence Determinations

        Under our Corporate Governance Guidelines and NASDAQ rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

        The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NASDAQ listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com), the Board will consider all relevant facts and circumstances in making an independence determination. The Board's policy is to review the independence of all directors at least annually.

        In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

        Our Board undertook its annual review of director independence and, as a result of this review, our Board affirmatively determined that each of Mr. Barber and Mr. Young are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of the listing requirements of NASDAQ. Our Board has also determined that Mr. Barber and Mr. Young are "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Board Structure

        Our amended and restated bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Mr. Shannon serves as Chairman of the Board, President and Chief Executive Officer of the Company. The combined role of Chairman and Chief Executive Officer, in the case of the Company, means that the Chairman of the Board has longstanding experience with the pharmaceutical industry and ongoing executive responsibility for the Company. In the Board's view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, this enables the Chief Executive Officer to effectively communicate the Board's view to management, thereby ensuring a common purpose. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees and Meetings

        The following table summarizes the current membership of each of the Board's Committees.

	Audit Committee	Compensation Committee
Colin Shannon
Jeffrey T. Barber	X, Chair
Max C. Lin	X	X
James C. Momtazee		X, Chair
Ali J. Satvat		X
Matthew P. Young	X

        All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2014, and prior to the IPO, the Board held 6 meetings and the Audit Committee held 5 meetings. The Compensation Committee was not formed until the IPO and because the IPO was not completed until November 18, 2014, the Compensation Committee did not hold any meetings in 2014. All of our current directors, other than Mr. Barber who was appointed to the Board in November 2014 and Mr. Young who was appointed to the Board in 2015, attended 100% or more of the meetings of the Board and relevant committee meetings in 2014 or, in the case of Mr. Barber, in the period in 2014 during which he served as a member of the Board.

Committee Membership

Audit Committee

        Mr. Barber and Mr. Young of the Audit Committee are "independent" consistent with our Corporate Governance Guidelines and NASDAQ rules applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is "financially literate" within the meaning of the listing standards of NASDAQ. In addition, our Board has determined that Mr. Barber and Mr. Young qualify as audit committee financial experts as defined by applicable Securities Exchange Commission (the "SEC") regulations. The Board reached its conclusion as to Mr. Barber's and Mr. Young's qualification based on, among other things, Mr. Barber's tenure as a partner at a national public accounting firm and Mr. Young's experience as a chief financial officer of a global pharmaceuticals company, as well as his tenure in investment banking.

        The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com, and include the following:

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  carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

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  selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

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  reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

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  reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company's internal controls;

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  reviewing the work of our internal audit function; and

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  reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.

        On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company's risk management policies and procedures. See "Oversight of Risk Management" below.

Compensation Committee

        As a controlled company, we currently do not have a member of the Compensation Committee who has been affirmatively determined to be "independent" as defined by our Corporate Governance Guidelines and NASDAQ listing standards.

        The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com, and include the following:

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  establishing and reviewing the overall compensation philosophy of the Company;

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  reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers' compensation, including annual performance objectives, if any;

  •
  evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

  •
  reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

  •
  considering policies and procedures pertaining to expense accounts of senior executives;

  •
  reviewing and approving, or making recommendations to the Board of Directors with respect to, incentive-compensation plans and equity-based plans that are subject to the approval of the Board of Directors, and overseeing the activities of the individuals responsible for administering those plans;

  •
  reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company's stockholders;

  •
  reviewing and making recommendations to the Board of Directors, or approving, all equity-based awards, including pursuant to the Company's equity-based plans;

  •
  monitoring compliance by executives with the rules and guidelines of the Company's equity-based plans; and

  •
  reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis to the Board of Directors for inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company's incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company's jurisdiction.

        The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. The Compensation Committee did not engage the services of a compensation consultant in 2014.

Oversight of Risk Management

        Our Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the Audit Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. Internal audit will report functionally and administratively to our Chief Financial Officer and directly to the Audit Committee. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities given the controlling interests held by KKR.

Executive Sessions

        Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors will meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session.

Committee Charters and Corporate Governance Guidelines

        Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board's views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

        Our Corporate Governance Guidelines, our Audit and Compensation Committee charters and other corporate governance information are available on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612.

Code of Conduct

        We maintain a Code of Conduct that is applicable to all of our directors, officers and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

        The Code of Conduct may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com.

        As described in our Code of Conduct, the Company's directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line, in writing, and a website. The toll-free number for the Company's directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees may also report integrity concerns via the Web. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

        The Board of Directors is responsible for establishing the criteria for the selection of new directors and for identifying potential candidates for the Board. The Board weighs the characteristics, experience, independence and skills of potential candidates for election, and, in considering candidates, the Board also assesses the size, composition and combined expertise of the current Board. As the application of these factors involves the exercise of judgment, the Board does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Board does at a minimum assess each candidate's strength of character, mature judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Board may seek referrals from individual members of the Board, management, stockholders and other sources. The Board also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Board utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board's effectiveness.

        In connection with its annual evaluation of a slate of nominees, the Board may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

        Mr. Lin, who has served on our Board since 2013, was recommended by KKR as a director nominee pursuant to the stockholders' agreement described below under "Transactions with Related Persons." Mr. Young, who has served on our Board since February 2015, was recommended by KKR with consultation from Mr. Shannon.

        Prior to Mr. Young's nomination, the members of the Board met with him to consider whether or not he would be an appropriate candidate for the Board. On February 9, 2015, the Board voted unanimously to appoint Mr. Young as a director of the Board effective immediately.

        When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person's background and experience as reflected in the information discussed in each of the directors' individual biographies set forth above.

We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Once appointed, directors serve until they resign or are removed by the stockholders.

        In particular, the members of our Board considered the following important characteristics: (i) Mr. Momtazee, Mr. Satvat and Mr. Lin are representatives appointed by affiliates of KKR, our principal stockholder, and have significant financial, investment and operational experience from their involvement in KKR's investment in numerous portfolio companies and have played active roles in overseeing those businesses, (ii) Mr. Shannon, our Chief Executive Officer, has nearly 20 years of experience in our industry, having held leadership roles of increasing responsibility at PPD for twelve years before joining our Company, (iii) Mr. Barber was a partner at PricewaterhouseCoopers for 20 years and has extensive experience with multi-national companies in the healthcare and technology industries and (iv) Mr. Young is chief financial officer of Jazz Pharmaceuticals plc and has extensive financial and investment experience from that position, as well as nearly 20 years of experience in investment banking.

        This process resulted in the Board of Director's nomination of the two incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

        The Board will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the caption "Stockholder Proposals for the 2016 Annual Meeting".

Communications with the Board

        As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit or Compensation Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612. Such communications may be done confidentially or anonymously.

Executive Officers of the Company

        Set forth below is certain information regarding each of our current executive officers, other than Mr. Shannon, whose biographical information is presented under "Class III—Directors Whose Term Expires in 2017."

Name	Age	Principal Occupation and Other Information
Linda Baddour	56	Linda Baddour joined PRA in 2007 as Executive Vice President and Chief Financial Officer. Before joining PRA, Ms. Baddour was Chief Financial Officer at PPD from 2002 to 2007, Chief Accounting Officer from 1997 to 2002 and Corporate Controller from 1995 to 1997. Ms. Baddour earned her M.B.A. from the University of North Carolina at Wilmington and is also a Certified Public Accountant.
David W. Dockhorn	54

David W. Dockhorn, Ph.D, joined PRA in 1997 as Vice President of Operations and Regional Director of our Lenexa, Kansas operations. In September 2007, Mr. Dockhorn was named Executive Vice President, Product Registration - The Americas and in January 2012 he was named Executive Vice President and Corporate Compliance Officer. Before joining PRA, Mr. Dockhorn worked for International Medical Technical Consultants, Inc., a CRO acquired by PRA in 1997. Mr. Dockhorn received his Ph.D in neuroscience from Texas Tech University.

 PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 23, 2013, we dismissed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm, effective as of that date. The Board approved the dismissal of PwC.

        PwC was our independent registered public accounting firm from 2002 through September 23, 2013. During this time, PwC and its affiliated entities performed accounting and auditing services for us. PwC's report on our consolidated financial statements for the fiscal years ended December 31, 2011 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2011 and 2012 and through September 23, 2013, there were (i) no disagreements (as that terms is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and PwC on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which, if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on our consolidated financial statements for such years, and (ii) no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

        The Audit Committee approved the engagement of Deloitte & Touche LLP to serve as our independent registered accounting firm on December 20, 2013. The Audit Committee has also appointed Deloitte & Touche LLP to be our independent public accounting firm for the fiscal year ending December 31, 2015 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

        During the two fiscal years ended December 31, 2011 and 2012 and prior to the engagement of Deloitte & Touche LLP, neither we, nor anyone on our behalf, consulted Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and no written report or oral advice was provided to us by Deloitte & Touche LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

        Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

        The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

        In connection with the audit of the 2014 financial statements, we entered into an agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

        The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our financial statements for 2014 and 2013 and fees billed for other services rendered by Deloitte & Touche LLP for those periods:

	2014	2013
Audit Fees(1)	$2,663,250	$1,171,343
Audit-related fees(2)	216,886	3,428,826
Tax fees(3)	983,475	330,900
All other fees(4)	2,250	—
Total:	$3,865,861	$4,931,069

(1)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements and the review of financial statements included in SEC filings, including SEC filings related to registration statements and equity issuances associated with our IPO. The fees are for services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings or engagements.

(2)
Includes fees billed by Deloitte & Touche LLP for financial and tax due diligence assistance and other services related to mergers and acquisitions activity.

(3)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.

(4)
Includes the aggregate fees recognized in each of the last two fiscal years for products and services provided by Deloitte & Touche LLP, other than those services described above.

        The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP's independence and concluded that it was.

        Consistent with SEC policies regarding auditor independence and the Audit Committee's charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2015.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of "The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee". Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 "Communications with Audit Committee." In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

        Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Jeffrey T. Barber, Chair Max C. Lin Matthew P. Young

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our Equity Compensation Plans as of December 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	6,961,796	$9.40	3,225,008
Equity compensation plan not approved by security holders	—		—

Total	6,961,796		3,225,008

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by the Compensation Committee of the Board of Directors:

James C. Momtazee, Chair Max C. Lin Ali J. Satvat

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our executive compensation plan is designed to attract and retain individuals with qualifications to manage and lead our Company, as well as to motivate them to contribute to the achievement of our financial goals and ultimately create and grow our equity value. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

        Our named executive officers (the "NEOs"), for 2014 are:

  •
  Colin Shannon, our President and Chief Executive Officer;

  •
  Linda Baddour, our Executive Vice President and Chief Financial Officer; and

  •
  David W. Dockhorn, Ph.D, our Executive Vice President and Corporate Compliance Officer.

Executive Compensation Objectives and Philosophy

        Our primary executive compensation objectives are to:

  •
  attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, create and maintain our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness, growth and a challenging business environment;

  •
  reward senior management in a manner aligned with our financial performance; and

  •
  align senior management's interests with our equity owners' long-term interests through equity participation and ownership.

        To achieve our objectives, we deliver executive compensation through a combination of the following components:

  •
  base salary;

  •
  bonuses which are tied to Company financial performance and individual contributions;

  •
  long-term incentive compensation;

  •
  broad-based employee benefits;

  •
  executive medical benefits; and

  •
  severance benefits.

        Our total executive compensation plan is inclusive of base salaries and other benefits and perquisites, including severance benefits, which are designed to attract and retain senior management talent. We also use discretionary annual cash incentive compensation and long-term equity incentives to ensure a performance-based delivery of pay that aligns, as closely as possible, the rewards of our named executive officers with the long-term interests of our equity-owners while enhancing executive retention.

Compensation Determination Process

        Prior to our IPO, our Board made all decisions about our executive compensation. In making compensation determinations with respect to our NEOs, our Board considered a number of variables, consistent with our executive compensation objectives, including individual circumstances related to each executive's recruitment or retention and the position for which they were hired. Our Board did not use any compensation consultants in making its compensation determinations and did not benchmark any of its compensation determinations against a peer group.

        Prior to our IPO, our Chief Executive Officer (the "CEO") and Chief Financial Officer (the "CFO") generally participated in discussions and deliberations with our Board regarding the determinations of annual discretionary cash bonus awards for our executive officers participating in our Management Incentive Plan (the "MIP"). Our CEO and CFO did not participate in discussions regarding their own compensation.

        In connection with our IPO, our Board established a Compensation Committee that is responsible for making all executive compensation decisions. The Compensation Committee is responsible for determining the compensation of our CEO and reviews and approves compensation of other executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with Company performance and stockholder interests, provide competitive pay opportunities dependent on Company performance, retain talent, create optimal stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.

        Our CEO and CFO work closely with the Compensation Committee in managing our executive compensation program and they attend meetings of the Compensation Committee. Because of their daily involvement with the executive team, our CEO and CFO make recommendations to the Compensation Committee regarding compensation for the executive officers other than themselves. Our CEO and CFO do not participate in discussions with the Compensation Committee regarding their own compensation.

Employment Agreements

        For retention purposes, we have entered into employment agreements with our NEOs. A full description of the material terms of these agreements is presented below in the section entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards".

Compensation Elements

        The following is a discussion and analysis of each component of our executive compensation program.

  Base Salary

        Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer's base salary should reflect such executive's performance, experience and breadth of responsibilities, salaries for similar positions within our industry and any other factors relevant to that particular job.

        Base salaries may be adjusted from time to time based upon the Compensation Committee's assessment of each executive officer's individual performance and the Company's overall budgetary guidelines. In addition, base salaries may be adjusted in connection with promotions or increased responsibilities or to maintain competitiveness within the market. Our Board determined to increase Mr. Shannon's base salary from $540,000 to $600,000, effective July 1, 2014, after assessing his individual performance, in connection with the execution of his new employment agreement. The Board also determined to increase Ms. Baddour's base salary from $370,000 to $400,000, and Mr. Dockorn's base salary from $340,000 to $360,000, in each case, effective July 1, 2014, after assessing their individual performance.

  Bonuses

  Terms and Conditions of Discretionary Annual Bonuses Under the Management Incentive Plan

        We maintain the MIP pursuant to which we award annual discretionary bonuses to our executive officers, including our NEOs. Our Board, together with the Compensation Committee, directly links the amount of the annual cash bonuses we pay to our corporate financial performance for the particular year. For each of the NEOs, their target bonus opportunity was originally set forth in his or her employment agreement. The actual amount of each bonus is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target amount.

        The Board establishes performance goals for our corporate performance after considering our financial results from the prior year and the annual operating budget for the coming year. It uses these performance goals to establish a target for the Company-wide bonus pool. We believe that tying the NEOs' bonuses to Company-wide performance goals encourages collaboration across the executive leadership team. We attempt to establish the performance target for the Company-wide bonus pool at a challenging level that is reasonably attainable if we meet our performance goals. After the completion of the relevant fiscal year, the Compensation Committee evaluates the Company's corporate financial performance in relation to the Company performance goals and then evaluates the extent to which the MIP bonus pool should be funded. In fiscal 2014, the performance goal related to the achievement of an Adjusted EBITDA target. Adjusted EBITDA is defined in the same way as the definition of Adjusted EBITDA that is used for covenant calculations under our indenture that governs our 9.5% senior notes due 2023 and the credit agreements governing our revolving credit facility and term loan facility, which define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain unusual, non-cash, and other items permitted under such covenants. Adjusted EBITDA is also one of the measures that is used by management to gauge operating performance from period to period and it is used by investors and analysts to value the Company and compare our performance to that of our peers.

        If the performance target set by the Board is met, the bonus pool will be set at the target amount that was set in the annual operating budget, subject to the Compensation Committee's discretion as discussed below. If our performance exceeds the budgeted levels of Adjusted EBITDA, the bonus pool amount is increased based on the pre-established scale. If we do not meet the budgeted performance goals, the bonus pool amount is decreased from the target calculated based on the pre-established scale. The actual bonus amounts allocated to the bonus pool for the entire Company are ultimately determined by the Compensation Committee in its discretion taking into account the achievement of the performance goals, qualitative factors and management's recommendations. The Compensation Committee has the discretion to adjust the initial bonus pool amount determined by reference to the pre-established scale upwards or downwards, considering management's recommendations, the achievement of the pre-established qualitative factors and other considerations the Compensation Committee deems appropriate.

        After determining the funding level of the MIP, the Compensation Committee, together with input from Mr. Shannon and Ms. Baddour for all executive participants except for themselves, then determines the amounts of the individual performance bonuses awarded to participants in the MIP, with the size of such amounts based on the target dollar values set by the Company for each participant compared to the total funding of the MIP bonus pool and individual performance. Our Compensation Committee, in its discretion, together with input from Mr. Shannon and Ms. Baddour for all executive participants except for themselves, evaluates the performance of each individual participant's performance and contributions to the Company as a whole to decide the amount of cash bonus awarded. The Compensation Committee considers a number of factors, including:

  •
  the performance of the executive;

  •
  past awards to the executive;

  •
  strategic positioning of the Company;

  •
  the effective management of expenses;

  •
  the effective management of risk;

  •
  demonstration of leadership, teamwork and innovation; and

  •
  the extent of accomplishment of the Company's business plan.

        The achievement, or inability to achieve, any particular financial or operational measure in a given year neither guarantees nor precludes the payment of an award but is considered by the Compensation Committee as one of several factors in light of the other factors noted and any additional information available to it at the time, including market conditions in general. The Compensation Committee does not use a formula or assign any particular relative weighting to any performance measure.

        The NEOs' target bonus opportunities under the MIP are expressed as either a percentage of base salary or as a dollar value, each of which may be increased or decreased in the Compensation Committee's discretion based on individual performance and contribution to our performance once the funding amount of the MIP is determined. For each of our NEOs, their target bonus opportunity was originally set in their employment agreements as described below. Our Compensation Committee regularly reviews these target amounts to ensure they are appropriate and while reviewing these target amounts the Compensation Committee does not follow a formula but rather uses certain factors as general background information prior to determining the target bonus opportunity rates for our NEOs. The Compensation Committee sets these rates based on each participating executive's experience in her or his role with us and the level of responsibility held by each executive, which the Compensation Committee believes directly correlates to her or his ability to influence corporate results. For fiscal year 2014, the Compensation Committee used a guideline target bonus opportunity of $360,000 for Mr. Shannon, $165,000 for Ms. Baddour, and $135,000 for Mr. Dockhorn, and there was no minimum or maximum threshold.

        In early 2015, the Compensation Committee reviewed our performance with respect to our financial objectives to determine bonuses to executive officers for fiscal year 2014. The Compensation Committee determined to fund the MIP at $8.7 million to be distributed to all participants in the MIP.

        On the basis of the level of funding of the MIP, the Compensation Committee determined to award discretionary cash bonuses to the NEOs under the MIP based on their individual performance and contributions. In the case of Mr. Shannon and Ms. Baddour, the Compensation Committee determined that the scope of their roles and performance in leading the company to achieve its objectives merited the payment of bonus amounts in excess of their target bonus opportunities. The Compensation Committee determined that Mr. Shannon should receive a discretionary bonus payment of $500,000. The Compensation Committee, with input from Mr. Shannon, determined that Ms. Baddour should receive a discretionary bonus payment of $250,000. The Compensation Committee, with input from Mr. Shannon and Ms. Baddour, determined that Mr. Dockhorn should receive a discretionary bonus payment of $135,000. The 2014 bonuses awarded to our NEOs are set forth in the "—Summary Compensation Table" below.

  Long-Term Incentive Compensation

        Prior to our IPO, our management employees, including our NEOs, were granted long-term incentive awards. We believe that the NEO's long-term compensation should be directly linked to the value we deliver to our stockholders. Equity awards to the NEOs are designed to provide long-term incentive opportunities over a period of several years. Stock options have been our preferred equity award because the options will not have any value unless the underlying shares of common stock appreciate in value following the grant date. Accordingly, awarding stock options causes more compensation to be "at risk" and further aligns our executive compensation with our long term profitability and the creation of stockholder value. The PRA Health Sciences, Inc. 2014 Omnibus Incentive Plan also permits us to grant other types of equity-based awards, such as restricted stock units, stock appreciation rights, restricted stock, other stock based awards, including performance based awards.

  Equity Award Grants

        Mr. Shannon, Ms. Baddour and Mr. Dockhorn did not receive an equity award grant from us during fiscal year 2014. Each of Mr. Shannon, Ms. Baddour and Mr. Dockhorn received an equity award grant in fiscal year 2013. The table below entitled "—Outstanding Equity Awards at 2014 Fiscal Year End" describes the material terms of other option awards made in past fiscal years to our NEOs.

  Broad-Based Employee Benefits and Executive Medical Benefits

        We provide to all our U.S.-based employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

  •
  a 401(k) savings plan; and

  •
  medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts.

        In addition, beginning in 2015, we provide our U.S.-based executives, including our NEOs, with a supplemental executive medical reimbursement plan, which provides reimbursement for medical, dental, vision, prescription and other eligible expenses not covered by our standard insurance plans.

  Terms and Conditions of 401(k) Plan

        Our U.S. eligible employees, including our NEOs, participate in our 401(k) plan. Enrollment in the 401(k) plan is automatic for employees who meet eligibility requirements unless they decline participation. Under the 401(k) plan, we match a maximum of 50% of the first 6% of a participant's salary contributions to the 401(k) plan. The maximum contribution to the 401(k) plan is 100% of an employee's annual eligible compensation, subject to regulatory and plan limitations.

        We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. These benefits and perquisites are reflected in the All Other Compensation column of the "—Summary Compensation Table" and the accompanying footnote in accordance with SEC rules.

  Severance Arrangements

        Our Board believes that severance protections can play a valuable role in attracting and retaining the talent necessary for our long-term success. Severance payments and other termination benefits are an effective way to offer executives financial security to offset the risk of foregoing an opportunity with another company. Consistent with our objective of using severance payments and benefits to attract and retain executives, we generally provide each NEO with amounts and types of severance payments and benefits that we believe will permit us to attract and/or continue to employ the individual NEO.

        Under the terms of our employment agreements, each NEO is entitled to severance benefits if his or her employment is terminated without "cause" by the Company or if the NEO resigns with "good reason" (each as defined in the employment agreements). Additionally, Mr. Dockhorn is entitled to severance benefits upon his death or disability. The severance payments are contingent upon the affected executive's execution of a release and waiver of claims and continued compliance with non-compete, non-solicitation and confidentiality provisions. See the narrative section following the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" table for descriptions of these arrangements.

 Summary Compensation Table

        The following table sets forth all compensation paid to or accrued by our NEOs for services rendered for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option awards ($)	All other compensation ($)(3)	Total ($)
Colin Shannon	2014	570,000	500,000	—	7,800	1,077,800
President and Chief Executive	2013	536,250	4,175,000	1,594,500	2,510,714	8,816,464
Officer	2012	525,000	285,000	—	2,050,637	2,860,637
Linda Baddour	2014	385,000	250,000	—	7,800	642,800
Executive Vice President and	2013	367,500	2,625,000	999,750	1,861,300	5,853,550
Chief Financial Officer	2012	355,863	135,000	203,400	1,520,550	2,214,813
David W. Dockhorn	2014	350,000	135,000	—	7,800	492,800
Executive Vice President and	2013	338,931	110,000	430,000	1,707,767	2,586,698
Corporate Compliance Officer	2012	335,724	120,000	—	1,395,228	1,850,952

(1)
2014 amounts reflect increases in base salary as of July 1, 2014. Mr. Shannon's salary was increased from $540,000 to $600,000, Ms. Baddour's salary was increased from $370,000 to $400,000, and Mr. Dockhorn's salary was increased from $340,000 to $360,000.

(2)
2014 amounts represent discretionary cash bonuses paid to our NEOs pursuant to our Management Incentive Plan in consideration of the services they performed in 2014.

(3)
2014 amounts represent the value of matching contributions to each NEO's 401(k) plan account in the amounts of $7,800, $7,800 and $7,800 for Messrs. Shannon and Dockhorn and Ms. Baddour, respectively.

Grants of Plan-Based Awards in 2014

        There were no equity grants made to any of our NEOs during the fiscal year ended December 31, 2014.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

  Terms and Conditions of Employment Agreement for Colin Shannon

        Effective as of July 1, 2014, we entered into an employment agreement with Mr. Shannon (the "Shannon Agreement") to continue to serve as our President and CEO for a term of four years and to nominate him for re-election as a member of our Board of Directors during such term. The Shannon Agreement provides for an annual base salary, which was $600,000 as of July 1, 2014, and an annual target bonus of 60% of such base salary based upon achievement of specific performance goals and objectives to be established by our Board of Directors. Mr. Shannon's base salary is subject to annual review for possible merit increases, as our Compensation Committee deems appropriate. Pursuant to Mr. Shannon's prior employment agreement that was in effect from January 1, 2010 to June 30, 2014, Mr. Shannon was entitled to receive an annual base salary of $540,000 and an annual target bonus of 60% of such base salary based upon achievement of specific performance goals and objectives to be established by our Board of Directors.

  Terms and Conditions of Employment Agreement for Linda Baddour

        Effective as of June 4, 2007, we entered into an employment agreement with Ms. Baddour (the "Baddour Agreement") to serve as our Executive Vice President and Chief Financial Officer for a term of four years. The Baddour Agreement was subsequently renewed for an additional four year term which will expire on June 4, 2015. The Baddour Agreement provides for an annual base salary, which was $400,000 as of December 31, 2014, and an annual target bonus of $165,000 based upon achievement of performance goals and objectives. Ms. Baddour's base salary is subject to periodic review for possible merit increases, as our Compensation Committee deems appropriate.

  Terms and Conditions of Employment Agreement for David W. Dockhorn

        Effective as of March 1, 2009, we entered into an employment and non-competition agreement with Mr. Dockhorn (the "Dockhorn Agreement") to serve as our Executive Vice President and Corporate Compliance Officer for a term of two years with automatic one-year term renewals, unless terminated with at least 90 days written notice from either Mr. Dockhorn or us. The Dockhorn Agreement provides for an annual base salary, which was $360,000 as of December 31, 2014, and an annual target bonus of $135,000 based upon achievement of performance goals and objectives. Mr. Dockhorn's base salary is subject to periodic review for possible merit increases, as our Compensation Committee deems appropriate.

 Outstanding Equity Awards at 2014 Fiscal Year End

        The following table sets forth information concerning outstanding equity awards for each of our NEOs at December 31, 2014:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable(3)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(4)	Option exercise price ($)	Option expiration date
Colin Shannon	53,434	(1)	—	—	2.94	05/07/2017
	273,585	(1)	—	—	2.94	12/21/2017
	146,471	(1)	—	—	2.94	01/01/2020
	146,471	(1)	—	—	2.94	01/11/2021
	59,691	(2)	238,766	298,457	11.73	12/20/2023
Linda Baddour	134,789	(1)	—	—	2.94	06/04/2017
	234,503	(1)	—	—	2.94	12/21/2017
	16,343	(1)	—	—	2.94	04/02/2022
	39,652	(2)	158,609	198,261	11.73	12/20/2023
David W. Dockhorn	169,658	(1)	—		2.94	12/21/2017
	17,054	(2)	68,219	85,273	11.73	12/20/2023

(1)
These options were granted on September 23, 2013 in connection with our acquisition by KKR, whereby we granted our NEOs options to purchase shares of our common stock in exchange for options previously granted under prior equity plans. These options were fully vested as of the date of grant.

(2)
These time-based option awards were granted on December 20, 2013 to our NEOs and vested on September 23, 2014 in accordance with their terms.

(3)
Reflects unvested outstanding time vesting option awards that vest 20% per year on each anniversary of September 23, 2013, subject to the holder continuing to provide services to us through such vesting date and subject to certain accelerated vesting provisions.

(4)
Reflects unvested outstanding performance vesting options. These options vest upon the occurrence of a transaction (i) as to 50% of the shares subject to such option if KKR has achieved a multiple of invested capital at least equal to 2.0x or a cumulative internal rate of return at least equal to 20% and (ii) as to 50% of the shares subject to such option if KKR has achieved a multiple of invested capital at least equal to 2.5x or a cumulative internal rate of return at least equal to 20%. The vesting of the options is subject to the holder continuing to provide services to us through such vesting date.

Option Exercises and Stock Vested in 2014

        Our NEOs did not exercise any options during 2014.

Pension Benefits

        We have no pension benefits for our NEOs.

Nonqualified Deferred Compensation for 2014

        We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our NEOs.

 Potential Payments to Named Executive Officers Upon Termination of Employment
or Change in Control

        The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans assuming a termination of their employment for reasons other than willful misconduct or a voluntary resignation on December 31, 2014.

        The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include accrued but unpaid salary and distributions of plan balances under our 401(k) savings plan. The Company has a policy that executive officers cannot carry over any accrued but unused vacation days. Therefore, the following table assumes no payment for a NEO's unused vacation days since, as of December 31, 2014, any of such NEO's accrued but unused vacation days would be forfeited. However, if a NEO's employment was to terminate mid-year, such NEO would be entitled to payment for his or her accrued but unused vacation days as of such date.

Name	Cash Severance Payment ($)(1)	Continuation of Group Health Plans ($)(2)	Value of Time Vesting and Performance Vesting Option/Time Award Acceleration ($)(3)	Total ($)
Colin Shannon
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	960,000	19,890	—	979,890
Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change of Control	1,920,000	39,780	2,982,187	4,941,967
Linda Baddour
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	565,000	12,044	—	577,044
Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change of Control	1,130,000	24,088	1,981,026	3,135,114
David W. Dockhorn
Involuntary Termination Without Cause, Voluntary Termination for Good Reason, Death or Disability	360,000	19,890	—	379,890
Involuntary Termination Without Cause, Voluntary Termination for Good Reason or Disability Following a Change of Control	720,000	39,780	852,055	1,611,835

(1)
Cash severance payment for an involuntary termination without cause or a voluntary termination for good reason includes the following:

•
Mr. Shannon—the sum of his annual base salary ($600,000) plus his target bonus under the 2014 MIP ($360,000) payable over 12 months;

•
Ms. Baddour—the sum of her annual base salary ($400,000) plus her target bonus under the 2014 MIP ($165,000) payable over 12 months; and

•
Mr. Dockhorn—twelve months base salary ($360,000).

  Cash severance payment for an involuntary termination without cause or a voluntary termination for good reason following a change of control includes the following:

  •
  Mr. Shannon—two times the sum of his annual base salary ($600,000) plus his target bonus under the 2014 MIP ($360,000) payable in a lump-sum cash payment;

  •
  Ms. Baddour—two times the sum of her annual base salary ($400,000) plus her target bonus under the 2014 MIP ($165,000) payable in a lump-sum cash payment; and

  •
  Mr. Dockhorn—two times his twelve months base salary ($360,000) payable in a lump-sum cash payment.

(2)
Reflects the cost of providing the executive officer with continued medical, dental, and other health benefit coverage as enrolled at the time of his termination for a period of (i) twelve months for an involuntary termination without cause or a voluntary termination for good reason and (ii) 24 months for an involuntary termination without cause or a voluntary termination for good reason following a change of control.

(3)
Upon a change of control, our NEOs' unvested time vesting options would become immediately vested. The amounts reported are based on the acceleration of exercise of all unvested time-vesting options, valued as the difference between the closing price of Company shares on December 31, 2014 and the exercise price for each share.

  Upon a change of control where the performance metrics for the performance-vesting options are achieved, our NEOs' unvested performance-vesting options would have become immediately vested. Amounts reported assume that the performance-vesting options would not have vested upon a change of control.

  Upon an NEO's involuntary termination without cause or a voluntary termination for good reason, 20% of the NEO's performance-vesting options would have become vested (based on the time elapsed from September 23, 2013), but not exercisable, on December 31, 2014. These performance-vesting options would have been eligible to become exercisable during the 12 month period after the NEO's termination of employment if the applicable performance-vesting metrics had been achieved during such 12 month period.

Severance Arrangements and Restrictive Covenants

  The Shannon Agreement and the Baddour Agreement

        Pursuant to the Shannon Agreement and the Baddour Agreement, in the event Mr. Shannon's or Ms. Baddour's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined below) and the executive executes and does not revoke a general release of claims in favor of us, then Mr. Shannon or Ms. Baddour, as applicable, will receive (i) a severance payment equal to the sum of the executive's base salary plus his or her target bonus amount, payable over 12 months, (ii) 12 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        In the event Mr. Shannon's or Ms. Baddour's employment is terminated by us without cause or by the executive for good reason on or prior to the expiration of the one-year period immediately following a "change in control" (as defined below), then Mr. Shannon or Ms. Baddour, as applicable, will receive in lieu of the severance set forth in the preceding paragraph: (i) a severance payment equal to two times the sum of the executive's base salary plus his or her target bonus amount, payable in a lump-sum cash payment, (ii) 24 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        In the event any payments to Mr. Shannon or Ms. Baddour would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), then the executive will be entitled to receive an additional payment in an amount such that after payment by the executive of all federal, state and local taxes, including any income taxes and excise taxes imposed on the additional payment, the executive retains an amount of the additional gross-up payment equal to the excise tax imposed. However, if all taxes under Section 4999 of the Code could be eliminated if the aggregate value of all payments to Mr. Shannon or Ms. Baddour were reduced by no more than 10%, then such payments will be so reduced.

        In consideration for these benefits, Mr. Shannon and Ms. Baddour are also subject to certain restrictive covenants, including confidential information and non-disparagement covenants, each for the term of his or her employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of his or her employment with us and for 12 months following his or her termination date.

        For purposes of the Shannon Agreement and the Baddour Agreement, "cause" means the occurrence of the following: (i) a material breach of the employment agreement by the executive (where the executive fails to cure such breach within ten business days after being notified in writing by us of such breach); (ii) the executive's failure (except where due to a physical or mental incapacity) to substantially perform his or her material duties which continues beyond ten days after a written demand for substantial performance is delivered to the executive; (iii) the executive engaging in or causing an act of willful misconduct that has a material adverse impact on our reputation, business, business relationships or financial condition; (iv) the executive's conviction of, or plea of guilty or nolo contendere to, a felony, or any crime involving moral turpitude not involving a traffic offence; and (v) the executive's willful refusal to perform the specific lawful directives of our Board of Directors which are consistent with the scope of his or her duties and responsibilities under the applicable employment agreement; provided, however, that no action taken by the executive in the reasonable, good faith belief that it was in the best interest of the Company shall be treated as a basis for termination of their employment for cause under clause (i) above, and no failure of the executives or the Company to achieve performance goals, alone, shall be treated as a basis for termination of his or her employment for cause under clause (ii) or (v) above.

        For purposes of the Shannon Agreement and the Baddour Agreement, "good reason" means: (i) any material breach of the Shannon Agreement or the Baddour Agreement, as applicable, by us (where we fail to cure such breach within ten business days after being notified in writing by the executive of such breach); (ii) the material diminution, without the executive's written consent, of the executive's position, authority, duties or responsibilities as indicated in the Shannon Agreement or the Baddour Agreement, as applicable, or the appointment of any other person, without the executive's written consent, to perform any material part of such duties, including, without limitation, the failure of the executive to have such duties and responsibilities with respect to the acquiring entity following a "change in control"; (iii) the involuntary material relocation of Mr. Shannon's then current principal place of business to a location more than 50 miles from his current principal place of business; and (iv) the failure by us to obtain the assumption in writing of our obligation to perform under the Shannon Agreement or the Baddour Agreement, as applicable, by any successor to all or substantially all of our assets. Clause (iii) above is only applicable to the Shannon Agreement. Mr. Shannon and Ms. Baddour may terminate their employment for good reason by providing us with 30 days' written notice setting forth in reasonable specificity the event that constitutes good reason, within 90 days of the occurrence of such event. During such 30 days' notice period, we have the opportunity to cure the event that constitutes good reason, and if not cured within such period, Mr. Shannon's or Ms. Baddour's termination will be effective upon the expiration of such cure period.

        For purposes of the Shannon Agreement, "change in control" is defined under the 2013 Stock Incentive Plan for Key Employees of PRA Global Holdings, Inc. and its Subsidiaries (the "2013 Plan")

on the date of the change in control or as defined under the 2013 Plan on the effective date of the Shannon Agreement, whichever is more favorable to Mr. Shannon.

        For purposes of the Baddour Agreement, "change in control" is defined under PRA International's 2004 Incentive Award Plan (the "2004 Plan") on the date of the change in control or as defined under the 2004 Plan on the effective date of the Baddour Agreement, whichever is more favorable to Ms. Baddour.

  The Dockhorn Agreement

        Pursuant to the Dockhorn Agreement, in the event Mr. Dockhorn's employment is terminated (i) as a result of Mr. Dockhorn's death or disability, (ii) by us without "cause" or (iii) by Mr. Dockhorn for "good reason" (each as defined below) and Mr. Dockhorn executes and does not revoke a general release of claims in favor of us, then Mr. Dockhorn will receive (a) a severance payment equal to the sum of Mr. Dockhorn's base salary for a 12 month period, (b) reimbursements for 12 months of continued medical, dental and other health benefit coverage and (c) all accrued by unpaid obligations.

        In the event Mr. Dockhorn's employment is terminated (i) as a result of Mr. Dockhorn's disability, (ii) by us without cause or (iii) by Mr. Dockhorn for good reason within 12 months following a "change in control" (as defined below), then Mr. Dockhorn will receive (a) a severance payment equal to two times his base salary, payable in a lump-sum cash payment, (b) reimbursements for 24 months of continued medical, dental and other health benefit coverage and (c) all accrued but unpaid obligations.

        In consideration for these severance benefits, Mr. Dockhorn is also subject to certain restrictive covenants, including confidential information and non-disparagement covenants, each for the term of his employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of his employment and for 12 months following his termination date; provided, however, that if Mr. Dockhorn receives his "change in control" termination benefits described above, the term for the covenants not to compete and not to solicit will be for 24 months following the termination date rather than 12 months following the termination date.

        For purposes of the Dockhorn Agreement, "cause" includes, but is not limited to: (i) a material breach of the Dockhorn Agreement by Mr. Dockhorn (where Mr. Dockhorn fails to cure such breach within five business days after being notified in writing by us of such breach); (ii) Mr. Dockhorn's failure (except where due to a physical or mental incapacity) to substantially perform his material assigned duties as reasonably determined by us; (iii) Mr. Dockhorn engaging in or causing an act that has a material adverse impact on our reputation, business, business relationships or financial condition; (iv) Mr. Dockhorn's conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (v) Mr. Dockhorn's gross misconduct, dishonesty, or fraud; or (vi) Mr. Dockhorn's willful refusal to perform the specific lawful directives of the CEO, or the CEO's designee, which are consistent with the scope, ethics and nature of Mr. Dockhorn's duties and responsibilities; provided, however, that no action taken by Mr. Dockhorn in a reasonable, good faith belief that it was in the Company's best interest shall be treated as a basis for termination of his employment for cause under clause (i) above, and no failure of Mr. Dockhorn or the Company to achieve performance goals, alone, shall be treated as a basis for termination of his employment for cause under clause (ii) or (vi) above.

        For purposes of the Dockhorn Agreement, "good reason" means: (i) any material breach of the Dockhorn Agreement by us; or (ii) the appointment of any other person, without Mr. Dockhorn's written consent, to perform any substantial part of his duties, including Mr. Dockhorn's failure to have substantially the same duties and responsibilities with an acquiring entity after any "change in control". Mr. Dockhorn may not resign for good reason unless he provides written notice to us within 90 days after the initial occurrence of the event or condition which constitutes good reason and we have not cured the existence of such event or condition within 30 days of the receipt of such written notice.

        For purposes of the Dockhorn Agreement, "change in control" means: (i) the sale of all or substantially all of our assets; (ii) the consummation of a merger or other consolidation of our Company with any other corporation other than (a) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of our voting securities, or any surviving company, outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of our Company (or similar transaction) in which no person (as used in Sections 13(d) and 14(d) of the Exchange Act, excluding us or any corporation owned, directly or indirectly, by us or our stockholders in the same proportions as their ownership of our stock) acquires more than 30% of the combined voting power of the Company's then-outstanding securities; or (iii) any person (as used in Sections 13(d) and 14(d) of the Exchange Act, excluding us or any corporation owned, directly or indirectly, by us or our stockholders in the same proportions as their ownership of our stock) becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing 30% or more of the combined voting power of our then-outstanding securities.

Director Compensation

        The following table sets forth information concerning the compensation for our non-employee directors during the fiscal year ended December 31, 2014. The employee directors and KKR affiliated directors did not receive compensation for serving on the Board of Directors or its committees.

        Mr. Barber is entitled to the following compensation:

  •
  $45,000 in cash, paid quarterly in arrears for his membership on our Board;

  •
  $20,000 in cash, paid quarterly in arrears for his membership on our Audit Committee; and

  •
  $10,000 in cash, paid quarterly in arrears for his Chairmanship of our Audit Committee.

        We also granted a restricted stock award to Mr. Barber valued at approximately $100,000. Fifty percent of the award will vest on the first anniversary of the grant date and the remaining 50% of the award will vest on the second anniversary of the grant date. Within one year following a change in control, if Mr. Barber's service on our Board is terminated without "cause", the restricted stock award will vest in full.

        Mr. Young joined the Board of Directors on February 9, 2015, so he did not receive any compensation during the fiscal year ended December 31, 2014. However, in the fiscal year ending December 31, 2015, Mr. Young will be entitled to compensation consistent with that of Mr. Barber, except that his compensation will be pro-rated to reflect the portion of the year remaining following his appointment. Accordingly, he will receive the pro rata portion of the annual board member retainer for service on the Board (currently $45,000 per year) and the pro rata portion of the annual committee member retainer for service on the Board's Audit Committee (currently $20,000 per year). Mr. Young was also granted a restricted stock award valued at approximately $100,000 on February 9, 2015.

        In addition, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors. Our non-employee independent directors are not entitled to receive any additional fees.

Members of the Board of Directors will continue to be reimbursed for travel and other out-of-pocket expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jeffrey T. Barber	12,500	100,008	—	—	—	—	112,508
Max C. Lin	—	—	—	—	—	—	—
James C. Momtazee	—	—	—	—	—	—	—
Ali J. Satvat	—	—	—	—	—	—	—
Colin Shannon	—	—	—	—	—	—	—

(1)
As of December 31, 2014, Mr. Barber held 5,556 unvested restricted stock awards subject to time-vesting criteria.

Compensation Committee Interlocks and Insider Participation

        During the 2014 fiscal year, the members of the Compensation Committee were Messrs. Lin, Momtazee and Satvat, none of whom were, during the fiscal year, an officer or employee of the Company and none of whom were formerly an officer of the Company. Messrs. Lin, Momtazee and Satvat are affiliates of KKR. During 2014, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board. We are parties to certain transactions with KKR described in the "Transactions with Related Persons" section of this proxy statement.

 OWNERSHIP OF SECURITIES

        The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 14, 2015 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        As of April 14, 2015, there were 59,827,895 shares of our common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
Investment funds affiliated with KKR(1)	39,933,657		66.7%
FMR LLC(2)	3,593,100		6.0%
Waddell & Reed Financial, Inc.(3)	4,000,000		6.7%
Named Executive Officers
Colin Shannon(4)	679,652		*
Linda Baddour(5)	425,287		*
David Dockhorn(6)	186,712		*
Directors
James C. Momtazee(7)	—		—
Ali J. Satvat(7)	—		—
Max C. Lin(7)	—		—
Jeffrey T. Barber	5,556	(8)	*
Matthew P. Young	3,624	(8)	*
All executive officers and directors as a group (8 persons)(9)	1,300,831		2.1%

*
Less than 1%

(1)
Amounts beneficially owned reflect 39,933,657 shares directly owned by KKR PRA Investors L.P. KKR PRA Investors GP II LLC is the sole general partner of KKR PRA Investors L.P. KKR PRA Investors GP LLC is the sole member of KKR PRA Investors GP II LLC. KKR North America Fund XI L.P. is the sole member of KKR PRA Investors GP LLC. KKR Associates North America XI L.P. is the general partner of KKR North America Fund XI L.P. KKR North America XI Limited is the general partner of KKR Associates North America XI L.P. KKR Fund Holdings L.P. is the sole shareholder of KKR North America XI Limited. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P. KKR Group Limited is the general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the general partner of

  KKR & Co. L.P. Messrs. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC and may be deemed to share voting and dispositive power with respect to the shares directly owned or beneficially owned by KKR PRA Investors L.P. Each of KKR PRA Investors GP II LLC, KKR PRA Investors GP LLC, KKR North America Fund XI L.P., KKR Associates North America XI L.P., KKR North America XI Limited, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts may be deemed to be the beneficial owner of the securities held by KKR PRA Investors L.P., but each disclaim beneficial ownership of such securities. The principal business address of each of the entities and persons identified in this and the paragraph above, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY, 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. As of April 14, 2015, KKR PRA Investors L.P. has pledged, hypothecated or granted security interests in all of its shares of our common stock pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(2)
The information concerning FMR LLC is based on a Schedule 13G filed with the SEC on February 13, 2015 by FMR LLC. As of December 31, 2014, FMR LLC has sole dispositive power with respect to 3,593,100 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)
The information concerning Waddell & Reed Financial, Inc. is based on a Schedule 13G filed with the SEC on February 13, 2015 jointly by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell and Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company. As of December 31, 2014, (a) each of Waddell & Reed Financial Services, Inc., Waddell and Reed, Inc. and Waddell & Reed Investment Management Company is deemed to have sole voting and dispositive power with respect to 1,688,262 shares, (b) Waddell & Reed Financial, Inc. is deemed to have sole voting and dispositive power with respect to 4,000,000 shares and (c) Ivy Investment Management Company is deemed to have sole voting and dispositive power with respect to 2,311,738 shares. The address for Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, Overland Park, KS 66202.

(4)
Includes options exercisable for 619,961 shares granted in connection with the KKR Transaction in exchange for options granted under prior equity plans. On December 20, 2013, Mr. Shannon was granted an option to purchase an aggregate of 596,913 shares of Company common stock, 59,691 of which vested on September 23, 2014. A portion of the option will vest over a period of five years from the grant date and the balance of the option will vest, if at all, based on the attainment by KKR of specified returns on its investment in the Company.

(5)
Includes options exercisable for 385,635 shares granted in connection with the KKR Transaction in exchange for options granted under prior equity plans. On December 20, 2013, Ms. Baddour was granted an option to purchase an aggregate of 396,521 shares of Company common stock, 39,652 of which vested on September 23, 2014. A portion of the option will vest over a period of five years from the grant date and the balance of the option will vest, if at all, based on the attainment by KKR of specified returns on its investment in the Company.

(6)
Includes options exercisable for 169,658 shares granted in connection with the KKR Transaction in exchange for options granted under prior equity plans. On December 20, 2013, Mr. Dockhorn was granted an option to purchase an aggregate of 170,545 shares of Company common stock, 17,054 of which vested on September 23, 2014. A portion of the option will vest over a period of five years from the grant date and the balance of the option will vest, if at all, based on the attainment by KKR of specified returns on its investment in the Company.

(7)
Mssrs. Momtazee, Satvat and Lin are executives of KKR. Each of Mssrs. Momtazee, Satvat and Lin disclaims beneficial ownership of shares beneficially owned by KKR PRA Investors L.P. or its affiliates.

(8)
Represents restricted stock awards. Fifty percent of the award will vest on the first anniversary of the grant date and the remaining 50% of the award will vest on the second anniversary of the grant date. Within one year following a change in control, if the Board members' service on our Board is terminated without "cause", the restricted stock award will vest in full.

(9)
Includes shares that are owned or may be deemed to be owned by current directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors, a company's chief accounting officer and persons who beneficially own more than 10% of a company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such reports and written representations from our executive officers, directors and KKR, we believe that our executive officers, directors and KKR complied with all Section 16(a) filing requirements during 2014.

TRANSACTIONS WITH RELATED PERSONS

        Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on NASDAQ. Under the policy:

  •
  any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of disinterested members of the Board of Directors or any Committee of the Board; provided that a majority of the members of the Board of Directors or such committee, respectively, are disinterested (the "Approving Body"); and

  •
  any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  management must disclose to the Approving Body the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  management must advise the Approving Body as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

  •
  management must advise the Approving Body as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act, the Exchange Act and related rules; and

  •
  management must advise the Approving Body as to whether the related person transaction constitutes a "personal loan" for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

        In addition, the related person transaction policy provides that the Approving Body, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Code of Conduct.

Arrangements with our Executive Officers

        In connection with our acquisition by KKR, we entered into letter agreements with certain members of our management, including each of our executive officers, pursuant to which such members agreed to invest in our stock, generally though the rolling over of a portion of their then current issuer stock options, and/or through the purchase of our shares with cash. Colin Shannon, our CEO and the Chairman of our Board, rolled over 619,961 options valued at approximately $5.5 million. Linda Baddour, our CFO, rolled over 385,635 options valued at approximately $3.4 million. David Dockhorn, our Corporate Compliance Officer, rolled over 169,658 options valued at approximately $1.5 million. None of Mr. Shannon, Ms. Baddour or Mr. Dockhorn purchased our shares with cash. Furthermore, our Board granted options to purchase shares of our common stock to certain members of management and key employees, including to our executive officers, in December 2013.

        In connection with their rollover of existing options and the grants of new options described above, the participating members of our management, including our executive officers, were required to enter into a management stockholder's agreement and a sale participation agreement, as well as an option rollover agreement and/or stock option agreement, as applicable.

        Below are brief summaries of the principal terms of the management stockholder's agreement and the sale participation agreement.

Management Stockholder's Agreement

        The management stockholder's agreement imposes significant restrictions on transfers of shares of our common stock.

        Generally, shares will be nontransferable by any means at any time prior to the earlier of a "Change in Control" (as defined in the management stockholder's agreement) or the fifth anniversary of the closing date of the KKR Transaction (September 23, 2018), except (i) sales pursuant to an effective registration statement under the Securities Act filed by the Company in accordance with the management stockholder's agreement, (ii) a sale pursuant to the sale participation agreement (described below), (iii) a sale to certain "Permitted Transferees" (as defined in the management stockholder's agreement) or (iv) as otherwise permitted by KKR PRA Investors L.P.

        The management stockholder's agreement prohibited management stockholders from selling shares that were not included in the registration statement relating to our IPO from the time of receipt of notice until 180 days following the date of the prospectus related thereto. In the event any other registration statement is filed with respect to our common stock in the future, the management stockholder's agreement prohibits management stockholders from selling shares not included in such registration statement from the time of notice until 90 days following the date of the related prospectus. The management stockholder's agreement also provides for the management stockholder's ability to cause us to repurchase their outstanding stock and options in the event of the management stockholder's death or disability, and for our ability to cause the management stockholder to sell their stock or options back to the Company upon certain termination events.

        Additionally, following our IPO, management stockholders have limited "piggyback" registration rights with respect to their shares of common stock. The maximum number of shares of common stock which a management stockholder may register is generally proportionate with the percentage of common stock being sold by KKR PRA Investors L.P. (relative to their holdings thereof).

Sale Participation Agreement

        The sale participation agreement grants management stockholders the right to participate in any private direct or indirect sale of shares of common stock by KKR PRA Investors L.P., and requires all management stockholders to participate in any such private sale if so elected by KKR PRA Investors L.P. in the event that it is proposing to sell stock in a transaction that would constitute a "Change in Control" (as defined in the management stockholder's agreement) (such right being referred to herein as the "Drag-Along Right"). The number of shares of common stock which would be required to be sold by a management stockholder pursuant to the exercise of the Drag-Along Right will be the sum of the number of shares of common stock then owned by the management stockholder and his or her affiliates plus all shares of common stock the management stockholder is entitled to acquire under any unexercised options (to the extent such options are exercisable or would become exercisable as a result of the consummation of the proposed sale), multiplied by a fraction (i) the numerator of which shall be the aggregate number of shares of common stock proposed to be transferred by KKR

PRA Investors L.P. in the proposed sale and (ii) the denominator of which shall be the total number of shares of common stock owned by KKR PRA Investors L.P. Management stockholders will bear their pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities in connection with any sale under the sale participation agreement.

Arrangements with KKR

Stockholders Agreement

        In connection with our IPO, we entered into a stockholders agreement with certain affiliates of KKR. This agreement grants affiliates of KKR the right to nominate to our Board of Directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) at least 40% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) at least 30% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) at least 20% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 20% but less 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) at least 10% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. For purposes of calculating the number of directors that affiliates of KKR are entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our Board of Directors (e.g., one and one quarter (1 1/4) directors shall equate to two directors). In addition, in the event a vacancy on the Board of Directors is created by the death, disability, retirement or resignation of a KKR director designee, affiliates of KKR shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new KKR director-designee.

Registration Rights Agreement

        KKR PRA Investors L.P. and its general partner entered into a registration rights agreement with us in connection with the KKR Transaction. Pursuant to this agreement, KKR PRA Investors L.P. can cause us to register shares of our common stock held by it under the Securities Act and, if requested, to maintain a shelf registration statement effective with respect to such shares. KKR PRA Investors L.P. is also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify KKR PRA Investors L.P. and members of management participating in any offering against certain liabilities which may arise under the Securities Act.

Monitoring Agreement

        In connection with the acquisition by KKR, we entered into a monitoring agreement with KKR pursuant to which KKR provided management services to us and our affiliates. Pursuant to such agreement, we paid an aggregate annual management fee equal to $2.0 million for the fiscal year ending December 31, 2013 to such entity, which was to increase by 5.0% each fiscal year thereafter, and reimbursed out-of-pocket expenses incurred in connection with the provision of services pursuant to the monitoring agreement. We paid management fees of $1.6 million to KKR during the fiscal year ending December, 2014. The monitoring agreement provided for a termination fee based on the then-net present value of future payment obligations under the monitoring agreement, under certain circumstances in which the monitoring agreement was terminated by us. In connection with our IPO, we terminated the monitoring agreement. KKR agreed to receive a reduced termination fee of $11.9 million, rather than the $22.7 million termination fee that would have been payable in accordance with the terms of the monitoring agreement.

Transaction Fee Agreement

        We entered into a transaction fee agreement with certain affiliates of KKR, pursuant to which we also paid to such entities fees which were approximately $18.0 million in the aggregate in connection with services provided in connection with the our acquisition by KKR and our acquisition of RPS.

Indemnification Agreement

        In connection with entering into the monitoring and transaction fee agreements, we also entered into a separate indemnification agreement with an affiliate of KKR which provided customary exculpation and indemnification provisions in favor of such entity and its affiliates in connection with the services provided to us under the monitoring and transaction fee agreements.

Relationship with KKR Capital Markets

        KKR Capital Markets LLC, an affiliate of KKR, acted as a joint bookrunner for our IPO. We paid KKR Capital Markets LLC underwriter discounts and commissions of $4.0 million in connection with our IPO.

Relationship with Capstone Consulting LLC

        Capstone Consulting LLC, a consulting company that works exclusively with KKR's portfolio, provided consulting services to us under a one-year consulting engagement following our acquisition by KKR. We paid Capstone Consulting LLC $69,000 for services performed in 2014, of which $16,000 was paid in 2015.

Relationship with KKR Corporate Credit Partners L.P.

        At December 31, 2014, KKR Corporate Credit Partners L.P. held $0.8 million of our senior secured term loan.

Directed Share Program

        The underwriters in our IPO reserved for sale, at the initial public offering price, up to 509,302 shares of our common stock being offered for sale to our directors, officers and employees and certain other persons associated with us, as designated by us. Participants in the directed share program subscribed for 85,000 shares of our common stock.

Certain Family Relationships

        Douglas Dockhorn, an employee of ours since August 2014, is the brother of David W. Dockhorn, our Executive Vice President and Corporate Compliance Officer. Our employment agreement with Douglas Dockhorn provides for an annual base salary of $210,000 and an annual MIP target bonus of $50,000. The actual amount of the MIP bonus is adjusted based upon our corporate financial performance and individual performance. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Elements—Bonuses" for more information on our MIP. We believe that the compensation for Douglas Dockhorn is comparable to the compensations paid by other companies in our industry for similar positions. Douglas Dockhorn also participates in employee benefit plans generally available to our employees.

 STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

        If any stockholder wishes to propose a matter for consideration at our 2016 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, PRA Health Sciences, Inc., 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612. To be eligible under the SEC's stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2016 Annual Meeting Proxy Statement and form of proxy to be made available in April 2016, a proposal must be received by our Corporate Secretary on or before December 29, 2015. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

        In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2016, you must submit a timely notice in accordance with the procedures described in the our bylaws. To be timely, a stockholder's notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2016, such a proposal must be received on or after February 11, 2016, but not later than March 12, 2016. In the event that the date of the Annual Meeting of Stockholders to be held in 2016 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year's Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2016 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2016 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2016 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as "householding", provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Corporate Secretary, 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612.

 OTHER BUSINESS

        The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Linda Baddour Corporate Secretary

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.prahs.com) and click on "Financial Information" under the "Investor Relations" heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

    Corporate Secretary
    PRA Health Sciences, Inc.
    4130 ParkLake Avenue, Suite 400
    Raleigh, North Carolina 27612

Driving Directions to the Annual Meeting

From Raleigh-Durham International Airport:

        Take Interstate 40 East towards Raleigh to exit 289 for Wade Avenue. Follow Wade Avenue for approximately three miles to the exit for Interstate 440 North/US-1 North towards Wake Forest/Rocky Mount. Travel 4.8 miles on Interstate 440 to exit 8B for Six Forks Road North and turn left at the second traffic signal onto Dartmouth Road. The hotel will be directly ahead. / GPS coordinates for the hotel are latitude 35.837842, longitude—78.642293.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0000248152_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Max C. Lin 02 Matthew P. Young PRA Health Sciences, Inc. 4130 ParkLake Avenue Suite 400 Raleigh, North Carolina 27612 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000248152_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . PRA HEALTH SCIENCES, INC. Annual Meeting of Stockholders June 10, 2015 9:00 AM This proxy is solicited by the Board of Directors The stockholder hereby appoints Linda Baddour, Michael J. Bonello, Timothy J. McClain and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRA HEALTH SCIENCES, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, EDT on 6/10/2015, at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, North Carolina 27609, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side